NL INDUSTRIES, INC.                  Contact: Gregory M. Swalwell
Three Lincoln Centre                          Vice President, Finance and Chief
5430 LBJ Freeway, Suite 1700                  Financial Officer
Dallas, Texas   75240-2697                    (972) 233-1700
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PRESS RELEASE
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FOR IMMEDIATE RELEASE

           NL INDUSTRIES, INC. ANNOUNCES 2004 SECOND QUARTER DIVIDEND,
                  RESULTS OF ANNUAL MEETING OF SHAREHOLDERS AND
                  INTENT TO IMPLEMENT ITS DIVERSIFICATION PLAN

     DALLAS, TEXAS - May 20, 2004 - NL Industries, Inc. (NYSE: NL) announced that its board of directors has declared a regular quarterly dividend equal to twenty cents ($.20) per share on its common stock. The dividend will be paid in the form of common stock of Kronos Worldwide, Inc. ("Kronos") (NYSE: KRO) owned by the Company, valued based on the closing sale price of Kronos common stock on May 19, 2004 of $30.00 per share. The dividend is payable on July 5, 2004 to shareholders of record at the close of business on June 11, 2004. Shareholders will receive cash in lieu of fractional shares of Kronos common stock to be paid in the dividend.

     At NL's annual meeting of shareholders held today, six directors were elected for terms of one year. NL's directors are Cecil H. Moore, Jr., Glenn R. Simmons, Harold C. Simmons, General Thomas P. Stafford (retired), Steven L. Watson and Terry N. Worrell.

     NL also announced today that, as part of its previously disclosed plan to diversify its holdings and business interests, NL intends to enter into discussions with Valhi, Inc. (NYSE: VHI) regarding the possible acquisition by NL of up to the approximately 69% of the outstanding common stock of CompX International Inc. (NYSE: CIX) owned by Valhi. NL has formed a committee of independent directors to consider and negotiate the potential terms pursuant to which a purchase of a controlling interest in CompX from Valhi may be made by NL. There can be no assurance as to the final terms of a transaction or that any transaction will be consummated, and no agreement or understanding regarding the potential terms of any such transaction have been proposed.

     NL Industries, Inc. is a major international producer of titanium dioxide pigments through its subsidiary Kronos.

     The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Although NL believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, NL continues to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially include, but are not limited to:

o    Future supply and demand for NL's products,
o    The cyclicality of certain of NL's businesses,
o    Customer inventory levels,
o    Changes in raw material and other operating costs,
o    The possibility of labor disruptions,
o    General global economic and political conditions,
o    Competitive products and substitute products,
o    Customer and competitor strategies,
o    The impact of pricing and production decisions,
o    Competitive technology positions,
o    Fluctuations in currency exchange rates,
o    Operating interruptions,
o    The ability of NL to renew or refinance credit facilities,
o The ultimate outcome of income tax audits, tax settlement initiatives or other tax controversies,
o    Environmental matters,
o    Government laws and regulations and possible changes therein,
o    The ultimate resolution of pending litigation, and
o    Possible future litigation.

     Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. NL disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.


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